Exhibit 5.1

April 24, 2026

Board of Directors

Comstock Inc.

117 American Flat Road

Virginia City, NV 89440

Ladies and Gentlemen:

We have acted as special Nevada counsel to Comstock Inc., a Nevada corporation (the “Company”), in connection with the filing by the Company of a Form S-3 Registration Statement (including the prospectus which is a part thereof, the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of up to 4,110,673 shares of common stock of the Company, par value $0.000666 per share, which includes (A) 1,750,000 shares of common stock of the Company, par value $0.000666 per share, which are presently issued, outstanding and owned by Flux Photon Corporation (the “Outstanding Shares”), and (B) up to 2,360,673 shares issued or issuable to certain other selling stockholders named in the Registration Statement (the “Warrant Shares”), all of which may be sold from time to time by Flux Photon Corporation and the other selling stockholders named in the Registration Statement on a delayed or continuous basis pursuant to Rule 415 under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Articles of Incorporation of the Company, as amended through the date hereof (the “Articles of Incorporation”); (ii) the Bylaws of the Company, as amended through the date hereof (the “Bylaws”); (iii) certain resolutions of the Board of Directors of the Company relating to the issuance, sale and registration of the Outstanding Shares; and (iv) the Registration Statement. In addition, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of certain other corporate records, documents, instruments and certificates of public officials and of the Company, and we have made such inquiries of officers of the Company and public officials and considered such questions of law as we have deemed necessary for purposes of rendering the opinions set forth herein. We have also relied upon the representations and warranties of the Company contained in the Registration Statement and those certain documents included as exhibits to the Registration Statement. In rendering our opinion, we have made the assumptions that are customary in opinion letters of this kind. We have not verified these assumptions.

In connection with this opinion, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures, the legal capacity of natural persons, and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of documents executed by parties other than the Company, we have assumed that each other party has the power and authority to execute and deliver, and to perform and observe the provisions of, such documents and has duly authorized, executed and delivered such documents. In making our examination of transaction documents underlying the issuance of the Outstanding Shares and the Warrant, we have assumed that such transaction documents constitute the legal, valid and binding obligations of all of the parties thereto, including the Company. With respect to certain factual matters, we have relied upon certificates of officers of the Company.

We have further assumed that: (i) the Registration Statement and any amendments thereto will have become effective under the Act and comply with all applicable laws at the time the Outstanding Shares and the Warrant Shares, as applicable, are offered and sold as contemplated by the Registration Statement; and, (ii) the Outstanding Shares and the Warrant Shares, as applicable, will be offered, issued and sold (A) in accordance with and in the manner specified in the Registration Statement, the base prospectus contained therein, and the terms and conditions of the applicable agreements, or instruments, governing the offer, sale, or issuance of the Outstanding Shares and the Warrant Shares, as applicable, and (B) in in compliance with the applicable provisions of the Act, and the securities or blue sky laws of various states.

Based upon, subject to and limited by the foregoing and the qualifications set forth in subsequent portions of this opinion letter, as of the date hereof, we are of the opinion that:

1.	The Outstanding Shares that may be offered and sold pursuant to the Registration Statement have been duly authorized and are validly issued, fully paid and nonassessable.

2.

The Warrant Shares issuable upon the exercise of the appliable warrant underlying such Warrant Shares (each, a “Warrant”) that may be offered and sold pursuant to the Registration Statement: (a) have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company, and (b) will be validly issued, fully paid and non-assessable, when and to the extent such Warrants Shares are issued and sold upon the exercise of the applicable Warrant, and payment to the Company of the required exercise price therefor in accordance with the terms and conditions of the applicable Warrant, and when stock certificates or book entry positions, as applicable, representing such Warrant Shares, have been duly executed, delivered, authenticated, and registered in the books and records of the Company, as applicable.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction. We express no opinion herein concerning, and we assume no responsibility as to the laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities or bankruptcy laws, rules or regulations, any state securities or “blue sky” laws, rules or regulations or any state laws regarding fraudulent transfers. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

The opinion expressed in this letter is solely for your benefit and the benefit of persons entitled to rely thereon pursuant to applicable provisions of the Act and the rules and regulations of the Commission promulgated thereunder, in connection with the Registration Statement, and may not be relied upon in any manner or used for any purpose by any other person or entity.

This opinion is issued in the State of Nevada. By issuing this opinion, McDonald Carano LLP (i) shall not be deemed to be transacting business in any other state or jurisdiction other than the State of Nevada and (ii) does not consent to the jurisdiction of any state other than the State of Nevada. Any claim or cause of action arising out of the opinions expressed herein must be brought in the State of Nevada. Your acceptance of this opinion shall constitute your agreement to the foregoing.

We hereby consent to the filing of this opinion as part of the Registration Statement and to the reference to our firm therein under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ McDonald Carano LLP

MCDONALD CARANO LLP